UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 27, 2023

(Date of earliest event reported)

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

650-244-4990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 27, 2023, Titan Pharmaceuticals, Inc. (“Titan” or the “Company”) held a special meeting of stockholders for the sole purpose of seeking approval of a proposal to amend the Company’s certificate of incorporation to effect a reverse split of its common stock within a range from 1-for-15 to 1-for-21, with the exact ratio to be determined by Titan’s board of directors (the “Amendment”).

The Amendment required the affirmative vote of a majority of the votes cast at the meeting. The total number of shares voted was 9,298,856 and the voting results were as follows:

Votes For	Votes Against	Abstentions
6,819,669	2,374,403	104,784

On December 27, 2023, the Board of Directors of the Company approved 1-for-20 as the ratio for the reverse stock split. The Company intends to file the Amendment with the Secretary of State of Delaware on or about January 8, 2024.

A copy of the press release announcing the ratio of the reverse stock split is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated December 28, 2023.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ David E. Lazar
David E. Lazar Chief Executive Officer

Date: December 28, 2023

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